As filed with the Securities and Exchange Commission on October 13, 1998

                                                      Registration No. 333-_____
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                    ______________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                    ______________

                             INFORMATION ADVANTAGE, INC.
                (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                             7372                41-1718445
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                        7905 GOLDEN TRIANGLE DRIVE, SUITE 190
                          EDEN PRAIRIE, MINNESOTA 55344-7227
            (Address, including Zip Code, of Principal Executive Offices)
                                    ______________

                             IA/IQ 1987 STOCK OPTION PLAN
                             IA/IQ 1993 STOCK OPTION PLAN
                              (Full Title of the Plans)
                                    ______________

          DONALD W. ANDERSON                      COPIES TO:
          Chief Financial Officer                 BRIAN D. WENGER, ESQ.
          7905 Golden Triangle Drive, Suite 190   BRETT D. ANDERSON, ESQ.
          Eden Prairie, Minnesota 55344-7227      AMY E. ERSKINE, ESQ.
          (612) 833-3700                          Briggs and Morgan
          (Name, Address, including Zip Code,     Professional Association
          and Telephone Number, including Area    2400 IDS Center
          Code, of Agent for Service)             Minneapolis, Minnesota 55402
                                                  (612) 334-8400

                             CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
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                                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
                                                           AMOUNT TO BE      OFFERING PRICE PER       AGGREGATE       REGISTRATION
 TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED       REGISTERED(1)           SHARE(2)          OFFERING PRICE         FEE
----------------------------------------------------------------------------------------------------------------------------------
 IA/IQ 1987 STOCK OPTION PLAN
   Options to purchase Common Stock..................         19,920                N/A                  N/A               N/A
   Common Stock (par value $0.01)....................     19,920 shares           $3.26565            $65,051.75         $19.20
----------------------------------------------------------------------------------------------------------------------------------
 IA/IQ 1993 STOCK OPTION PLAN
   Options to purchase Common Stock..................        687,024                N/A                  N/A               N/A
   Common Stock (par value $0.01)....................     687,024 shares          $3.26565          $2,243,579.93        $661.86
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

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the IA/IQ 1987 Stock Option Plan and the IA/IQ 1993 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for such stock as reported by the Nasdaq National Market on October 9, 1998.

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

                       REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is being filed by Information Advantage, Inc. (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 19,920 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), which will be issued pursuant to the Company's IA/IQ 1987 Stock Option Plan (the "1987 Plan") and an additional 687,024 shares of Common Stock which will be issued pursuant to the Company's IA/IQ 1993 Stock Option Plan (the "1993 Plan"). The shares registered hereby represent (i) additional shares issuable pursuant to the 1987 Plan and the 1993 Plan as a result of the 1.96:1 exchange ratio employed in connection with the Company's acquisition of IQ Software Corporation and (ii) additional shares issuable pursuant to outstanding options granted under the 1993 Plan prior to the consummation of the merger by and between the Company and IQ Software Corporation. A total of 20,750 shares of Common Stock issuable under the 1987 Plan and a total of 697,275 shares of Common Stock issuable under the 1993 Plan have been previously registered pursuant to the Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission (the "Commission") on September 25, 1998 (Registration No. 333-64361), and the information contained therein is hereby incorporated by reference herein.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.


EXHIBIT
NUMBER    DESCRIPTION
------    ------------
4.1       Instruments Defining Rights of Stockholders (reference is made to the
          Company's Registration Statement on Form 8-A (File No. 0-23475), which is incorporated herein by reference).

5.1       Opinion of Briggs and Morgan, Professional Association.

23.1      Consent of Briggs and Morgan, Professional Association (included in
          Exhibit 5.1).

23.2      Consent of PricewaterhouseCoopers LLP.

24.1      Powers of Attorney (included on Signature Page).


                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 13th day of October, 1998.

                              INFORMATION ADVANTAGE, INC.


                              By   /s/ Larry J. Ford
                                   --------------------------------------
                                   Larry J. Ford
                                   President and Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Ford and Donald W. Anderson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          NAME                      TITLE                        DATE
          ----                      -----                        ----


/s/ Larry J. Ford                 President, Chief            October 13, 1998
---------------------------       Executive Officer and
    Larry J. Ford                 Director (Principal
                                  Executive Officer)


/s/ Donald W. Anderson            Chief Financial Officer,    October 13, 1998
---------------------------       Vice President
    Donald W. Anderson            (Principal Financial and
                                  Accounting Officer)


/s/ Richard L. Tanler             Chairman of the Board of    October 13, 1998
----------------------------      Directors and Senior
    Richard L. Tanler             Vice President,
                                  Strategic Planning and
                                  Marketing


          NAME                      TITLE                        DATE
          ----                      -----                        ----


/s/ Promod Haque                  Director                    October 13, 1998
----------------------------
    Promod Haque

/s/ Fredric R. Boswell            Director                    October 13, 1998
----------------------------
    Fredric R. Boswell


/s/ Donald R. Hollis
----------------------------
    Donald R. Hollis              Director                    October 13, 1998


/s/ Jay H. Wein                   Director                    October 13, 1998
----------------------------
    Jay H. Wein


/s/ William H. Younger, Jr.       Director                    October 13, 1998
----------------------------
    William H. Younger, Jr.


/s/ Ronald E.F. Codd              Director                    October 13, 1998
----------------------------
    Ronald E.F. Codd


                                    EXHIBIT INDEX


Exhibit
Number     Description
-------   --------------
4.1       Instruments Defining Rights of Stockholders (reference is made to the
          Company's Registration Statement on Form 8-A (File No. 0-23475), which is incorporated herein by reference).

5.1       Opinion of Briggs and Morgan, Professional Association.

23.1      Consent of Briggs and Morgan, Professional Association (included in
          Exhibit 5.1).

23.2      Consent of PricewaterhouseCoopers LLP.

24.1      Powers of Attorney (included on Signature Page).
